UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2006

PROCERA NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-49862	33-0974674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 C Cooper Court
Los Gatos, California 95032

(Address of principal executive offices)

(408) 354-7200

(Registrant's telephone number, including area code)

N/A

(Former Name or Former Address if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 28, 2006, Procera Networks, Inc., a corporation organized under the laws of the State of Nevada ("Procera") and all shareholders ("Sellers") of Netintact AB, a Swedish corporation ("Netintact") entered into a Stock Exchange Agreement and Plan of Reorganization. On August 18, 2006, Procera and Sellers entered into a First Amended and Restated Stock Exchange Agreement and Plan of Reorganization (the "Agreement"), a copy of which is attached to this Report as Exhibit 2.1, and closed the transaction effective as of August 18, 2006.

The Agreement provided the terms and conditions pursuant to which Procera acquired from the Sellers all of the issued and outstanding capital stock of Netintact in exchange for up to 20,296,270 shares of restricted common stock of Procera and 825,989 warrants to purchase shares of restricted common stock of Procera. The exercise price of the warrants is $0.55. The warrants may be exercised at any time after the effective date set forth on such agreement and for a period of sixty (60) months thereafter.

In accordance with the Agreement, Procera entered into, among other things, (i) Closing Date Warrant Agreements, a form of which is attached to this Report as Exhibit 2.2; (ii) Incentive Warrant Agreements, a form of which is attached to this Report as Exhibit 2.3; (iii) a Voting Agreement, which is attached to this Report as Exhibit 2.4; and (iv) a Lockup Agreement, a form of which is attached to this Report as Exhibit 2.5.

Pursuant to the Voting Agreement, certain key holders of Procera common stock agree to vote all securities held by them so as to elect one member to Procera's Board of Directors designated from time to time by the consent of the Sellers holding a majority of the Designated Shares (as defined in the Voting Agreement). Upon the Closing of the Agreement, Sven Nowicki was appointed to fill a vacancy on Procera's Board of Directors.

Pursuant to the Lockup Agreement, subject to certain exceptions as set forth in the Lockup Agreement, each Seller agreed that he shall not sell, offer, pledge, contract to sell, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, or otherwise transfer or dispose of, directly or indirectly, any common stock (or other securities) of Procera owned by Seller, as of the Closing Date of the Agreement.

In addition, the parties are discussing whether to enter into a formal Escrow Agreement, which is attached to this Report as Exhibit 2.6, which pertains to a portion of Procera's common stock which may be issued to Sellers, and other individuals, if certain milestones and conditions are met and if Seller is not subject to any indemnification obligations.

Netintact is a Swedish company with headquarters in Varberg, Sweden and a sales office in Stockholm. Netintact is a product development company working with traffic management for mission critical internet protocol networks. Netintact's core product, PacketLogic, has experienced success in the Scandinavian home market of Netintact. Scandinavia is one of the most well-developed broadband markets in the world. Other than working on one project together in 2005, prior to the letter of intent entered into between Procera and Sellers, there was no material relationship between Procera and Netintact.

The foregoing description of the Agreement and related documents is qualified in entirety by reference to the Agreement and related documents, which are incorporated herein by reference and attached hereto.

Item 2.01	Completion of Acquisition or Disposition of Assets

The Information set forth above in "Item 1.01 - Entry into Material Definitive Agreement" is incorporated herein by reference.

Item 3.02	Unregistered Sale of Equity Securities

The Information set forth above in "Item 1.01 - Entry into Material Definitive Agreement" is incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

In accordance with the Agreement, Sven Nowicki was appointed to fill a vacancy on Procera's Board of Directors.

In addition, to the understandings and agreements Mr. Nowicki has with Procera as set forth in the Agreement, he also has an employment contract with Netintact in which he receives an annual salary of $57,692.00 and other benefits as required by Swedish Law.

Item 9.01	Financial Statements and Exhibits

(a)  Financial statements of business acquired.

 Audited Financial Statements and un-audited quarterly financial statements ended of Netintact will be filed by amendment within seventy one (71) calendar days of the date this Report was required to be filed;

(b)  Pro forma financial information.

 Pro forma financial information relating to the terms of the reorganization will be filed by amendment within seventy one (71) calendar days of the date this Report was required to be filed.

(c)	Exhibits

2.1	First Amended and Restated Stock Exchange Agreement and Plan of Reorganization by and between Procera and the Sellers of Netintact dated August 18, 2006.
2.2	Form of Closing Date Warrant Agreement dated August 18, 2006.
2.3	Form of Incentive Warrant Agreement dated August 18, 2006.
2.4	Lockup Agreement dated August 18, 2006.
2.5	Voting Agreement dated August 18, 2006.
2.6	Escrow Agreement dated August 18, 2006.

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: August 30, 2006	PROCERA NETWORKS, INC.,
a Nevada corporation

By: /s/ Douglas Glader
Title: President & CEO